PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	April 28,	April 29,
	2013	2012
Cash flows from operating activities:
Net income	$8,301	$14,371
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	37,490	44,135
Consolidation, restructuring, and related charges	-	262
Changes in assets and liabilities and other	(9,857)	3,631

Net cash provided by operating activities	35,934	62,399

Cash flows from investing activities:
Purchases of property, plant and equipment	(31,866)	(67,626)
Investment in joint venture	-	(5,899)
Other	(2,822)	(1,600)

Net cash used in investing activities	(34,688)	(75,125)

Cash flows from financing activities:
Proceeds from long-term borrowings	-	25,000
Repayments of long-term borrowings	(3,319)	(2,343)
Repurchase of common stock by subsidiary	(4,190)	(7,577)
Payments of deferred financing fees	(40)	(198)
Proceeds from exercise of share-based arrangements	588	431

Net cash provided by (used in) financing activities	(6,961)	15,313

Effect of exchange rate changes on cash	(1,776)	(555)

Net increase (decrease) in cash and cash equivalents	(7,491)	2,032
Cash and cash equivalents, beginning of period	218,043	189,928

Cash and cash equivalents, end of period	$210,552	$191,960